UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2023

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, Commercial Metals Company (the “Company”) announced that, as part of the Company’s succession plan, the Company’s board of directors (the “Board”) appointed Peter R. Matt as President of the Company, effective April 1, 2023, succeeding Barbara R. Smith who will remain Chairman and Chief Executive Officer of the Company. Mr. Matt will remain a member of the Board, which he joined in June 2020; however, he will cease membership on all Company Board committees prior to assuming his duties as President.

Since January 2017, Mr. Matt, 60, has served as Executive Vice President and Chief Financial Officer of Constellium, SE (“Constellium”), a leading global aluminum fabrication company. Mr. Matt will resign from his positions as Executive Vice President and Chief Financial Officer of Constellium effective March 31, 2023. From November 2015 to November 2016, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC. From 1985 to 2015, he held various leadership positions with Credit Suisse.

At Constellium, Peter served as Executive Vice President and Chief Financial Officer, with additional responsibility for strategy, procurement and IT. In these capacities, he played a key role in the turnaround of the company, focusing on improving operating results, enhancing financial flexibility, managing risks, building out the strategic agenda and developing a strong team. Over his 30 years as a banker, he had extensive experience working as an advisor to a wide range of industrial companies, including a number of steel companies, on strategic transactions, including mergers and acquisitions, and a broad range of financing transactions.

On February 15, 2023, in connection with Mr. Matt’s appointment as President of the Company, Mr. Matt and the Company entered into that certain Terms and Conditions of Employment (the “Employment Agreement”). The Employment Agreement, which becomes effective on April 1, 2023, provides for, among other things, a minimum annual base salary of $800,000 and benefits consistent with the Company’s executive compensation policies. Mr. Matt will be eligible to receive a one-time cash sign-on bonus in the amount of $200,000 and a one-time special long-term incentive award (delivered as 50% restricted stock units and 50% performance stock units) with a grant date value of $3.4 million. One-third of the restricted stock units will vest on each of September 1, 2024, September 1, 2025 and September 1, 2026, so long as Mr. Matt remains employed by the Company on such date and certain other conditions are satisfied, and such restricted stock units will be settled in shares of Company common stock. The performance stock units will vest at the end of a multi-year performance period, which will begin on September 1, 2023 and end on August 31, 2026, to the extent the applicable performance and other conditions are satisfied and Mr. Matt remains employed by the Company through such date. The performance stock units will be settled in shares of Company common stock. In addition, Mr. Matt will be eligible to receive an annual cash incentive bonus of up to 100% of his base salary under the Company’s 2013 Cash Incentive Plan, as amended, with respect to fiscal years ending August 31 during the term of his employment. Mr. Matt will also be eligible to receive a target equity grant of up to 300% of his base salary under the Company’s 2013 Long-Term Equity Incentive Plan with respect to fiscal years beginning on or after September 1, 2023. Unless terminated or extended pursuant to the terms thereof, the Employment Agreement will expire on April 1, 2024. The Employment Agreement provides Mr. Matt with certain payments and benefits if he dies, is terminated due to a disability or for Cause (as defined in the Employment Agreement), terminates employment for Good Reason (as defined in the Employment Agreement), or the Company does not extend the Employment Agreement past its initial term or any extended term, as applicable. The Employment Agreement binds Mr. Matt to certain non-competition provisions during the term of his employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after the termination of his employment.

In addition, in connection with Mr. Matt’s appointment as President of the Company, Mr. Matt and the Company entered into that certain Commercial Metals Company Amended and Restated Executive Employment Continuity Agreement (the “EECA”) effective as of April 1, 2023. The EECA, which is consistent with the Executive Employment Continuity Agreements between the Company and its other executive officers, provides for the continuation of employment of Mr. Matt for a period of two years after a Change in Control (as defined in the EECA) (the “Employment Period”). During the Employment Period, Mr. Matt will continue to receive: (i) an annual base salary equal to at least his base salary before the Change in Control; (ii) cash bonus opportunities equivalent to those available under annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control. The EECA terminates two years after a Change in Control.

If Mr. Matt’s employment is terminated during the Employment Period other than for cause or disability (including Constructive Termination (as defined in the EECA)), the EECA requires the Company to pay certain severance benefits to Mr. Matt in a lump sum within 30 days following termination. The severance benefits for Mr. Matt include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary in effect at any time during the five-year period prior to the Change in Control and (ii) his target cash bonus opportunity for the performance period in which the termination date occurs. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Company contributions to retirement plans and participation, including that of Mr. Matt’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination. Mr. Matt also will become fully vested in all stock incentive awards and all stock options will remain exercisable for the remainder of his term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of Mr. Matt in order to trigger the severance payments described above.

There are no arrangements or understandings between Mr. Matt and any other persons pursuant to which Mr. Matt was named President of the Company. Mr. Matt does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Matt does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2023. The foregoing description of the EECA does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amended and Restated Executive Employment Continuity Agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022.

Item 7.01	Regulation FD Disclosure.

On February 16, 2023, the Company issued a press release announcing Mr. Matt’s appointment as President of the Company effective April 1, 2023. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release issued by Commercial Metals Company on February 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: February 16, 2023

	By:	/s/ Barbara R. Smith
	Name:	Barbara R. Smith
	Title:	Chairman, President and Chief Executive Officer